EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (File No. 333-238701) on Form S-3 and the Registration Statements (No. 333-248441 and 333-260036) on Form S-8, of our report dated March 31, 2021, on the financial statements of Beam Global as of and for the year ended December 31, 2020, which report is included in the Annual Report on Form 10-K filed on March 31, 2022.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

March 31, 2022